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SUBSIDIARIES OF THE REGISTRANT                                                                  EXHIBIT 21

                                                            Country/State
Subsidiary                                                  Of Incorporation         Doing Business As
----------                                                  ----------------         -----------------

Allied Fireside, Inc.                                       Wisconsin                Allied Fireside, Inc.

Allsteel Inc                                                Illinois                 Allsteel Inc.

BPI Inc.                                                    Iowa                     BPI Inc.

The Gunlocke Company                                        Iowa                     The Gunlocke Company

Hearth Technologies Inc.                                    Iowa                     Hearth Technologies Inc.

Hearth Services Inc.                                        Iowa                     Hearth Services Inc.

HFM Partners                                                Iowa                     HFM Partners

Holga Inc.                                                  Iowa                     Holga Inc.

The HON Company                                             Iowa                     The HON Company

HON International Inc.                                      Iowa                     HON International Inc.

HON International (Mexico) L.L.C.                           Iowa                     HON International (Mexico) L.L.C.

HON Financial Corporation III                               Iowa                     HON Financial Corporation III

HON Financial Services Inc.                                 Iowa                     HON Financial Services Inc.

HON INDUSTRIES (Canada) Inc.                                Canada                   HON INDUSTRIES (Canada) Inc.

HON Mexico Holdings Inc.                                    Iowa                     HON Mexico Holdings Inc.

HON (Mexico) L.L.C.                                         Iowa                     HON (Mexico) L.L.C.

HON Technology Inc.                                         Iowa                     HON Technology Inc.

Panel Concepts, Inc.                                        Delaware                 Panel Concepts, Inc.

Pearl City Insurance Company                                Vermont                  Pearl City Insurance Company

T. M. Export Inc.                                           Barbados                 T. M. Export Inc.

Hearth Technologies (Canada) Inc.                           Canada                   Inactive

HON INDUSTRIAS S.de R.L.de C.V.                             Mexico                   HON INDUSTRIAS S.de R.L.de C.V.

HON INDUSTRIAS III S.de R.L.de C.V.                         Mexico                   HON INDUSTRIAS S.de R.L.de C.V.

HON Internacional de Mexico S.de R.L.de C.V.                Mexico                   Inactive

Chandler Attwood Limited                                    Iowa                     Inactive

CorryHiebert Corporation                                    Iowa                     Inactive

Hearth Technologies Calgary Inc.                            Canada                   Hearth Technologies Calgary Inc.

1640-7041 Quebec Inc.                                       Canada                   Inactive

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